UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      July 4, 2016

SANCON RESOURCES RECOVERY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50760	58-2670972
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

602 Nan Fung Tower, 88 Connaught Road Central, Hong Kong	N/A
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	+(852) 2868 0668

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant

On July 4, 2016, Pontoon Boat Inc. (“Pontoon”) purchased a total of 53,596,540 common shares of Sancon Resources Recovery, Inc. (the “Company”) at US$0.0017 per share, representing 51% of the Company’s outstanding common shares. The shares were purchased for cash from the following persons:

Name	Number of shares

Wai Hung TAM	3,500,000
Chi Pan LAM	3,500,000
Wai Leong TANG	3,000,000
Yee Tat WONG	4,000,000
Hoi Yi TO	3,500,000
Wai Fan WU	3,500,000
Francis BOK	13,144,867
Stephen TANG	13,144,867
Shuk Har LAI	6,306,806

Pontoon is a limited liability company registered in the Republic of Vanuatu. Pontoon is wholly owned by its director, Mr. KOK Seng Yeap. Mr. KOK is also a director of the Company and he provided the financing to Pontoon to purchase the Company’s shares. The financing is interest free and has no definite repayment schedule.

There is no agreement between Pontoon and its owners and the former Company stockholders regarding election of directors or any other matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCON RESOURCES RECOVERY, INC.

Date: July 4, 2016	By:	/s/ Stephen Tang
Stephen Tang Chief Executive Officer